Exhibit j 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of MainStay VP Funds Trust of our reports dated February 20, 2019, relating to the financial statements and financial highlights for the portfolios constituting MainStay VP Funds Trust listed in Appendix A (the “Portfolios”), which appear in the Portfolios’ Annual Reports on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, and “Independent Registered Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY

April 17, 2019

Appendix A

MainStay VP Funds Trust

1.	MainStay VP Balanced Portfolio
2.	MainStay VP Bond Portfolio
3.	MainStay VP Conservative Allocation Portfolio
4.	MainStay VP Cushing Renaissance Advantage Portfolio
5.	MainStay VP Eagle Small Cap Growth Portfolio
6.	MainStay VP Emerging Markets Equity Portfolio
7.	MainStay VP Epoch U.S. Equity Yield Portfolio
8.	MainStay VP Fidelity Institutional AMSM Utilities Portfolio (Formerly known as MainStay VP MFS Utilities Portfolio)

9.	MainStay VP Floating Rate Portfolio
10.	MainStay VP Growth Allocation Portfolio
11.	MainStay VP Income Builder Portfolio
12.	MainStay VP Indexed Bond Portfolio
13.	MainStay VP IQ Hedge Multi-Strategy Portfolio
14.	MainStay VP Janus Henderson Balanced Portfolio
15.	MainStay VP Large Cap Growth Portfolio
16.	MainStay VP MacKay Common Stock Portfolio (Formerly known as MainStay VP Common Stock Portfolio)
17.	MainStay VP MacKay Convertible Portfolio (Formerly known as MainStay VP Convertible Portfolio)
18.	MainStay VP MacKay Government Portfolio (Formerly known as MainStay VP Government Portfolio)
19.	MainStay VP MacKay Growth Portfolio (Formerly known as MainStay VP Cornerstone Growth Portfolio)
20.	MainStay VP MacKay High Yield Corporate Bond Portfolio (Formerly known as MainStay VP High Yield Corporate Bond Portfolio)

21.	MainStay VP MacKay International Equity Portfolio (Formerly known as MainStay VP International Equity Portfolio)

22.	MainStay VP MacKay Mid Cap Core Portfolio (Formerly known as MainStay VP Mid Cap Core Portfolio)
23.	MainStay VP MacKay S&P 500 Index Portfolio (Formerly known as MainStay VP S&P 500 Index Portfolio)
24.	MainStay VP MacKay Small Cap Core Portfolio (Formerly known as MainStay VP Small Cap Core Portfolio)

25.	MainStay VP MacKay Unconstrained Bond Portfolio (Formerly known as MainStay VP Unconstrained Bond Portfolio)

26.	MainStay VP Mellon Natural Resources Portfolio (Formerly known as MainStay VP VanEck Global Hard Assets Portfolio)

27.	MainStay VP Moderate Allocation Portfolio
28.	MainStay VP Moderate Growth Allocation Portfolio
29.	MainStay VP PIMCO Real Return Portfolio
30.	MainStay VP T. Rowe Price Equity Income Portfolio
31.	MainStay VP U.S. Government Money Market Portfolio